Exhibit 10.1

AMENDMENT NO. 10

This AMENDMENT NO. 10 (“AMENDMENT”) is made as of June 30, 2009, by and among DOVER MOTORSPORTS, INC., a Delaware corporation, DOVER INTERNATIONAL SPEEDWAY, INC., a Delaware corporation, GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois corporation, MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, a Tennessee corporation, and NASHVILLE SPEEDWAY USA, INC., a Tennessee corporation (collectively, “BORROWERS”); PNC BANK, NATIONAL ASSOCIATION, as agent (“AGENT”); PNC BANK, NATIONAL ASSOCIATION, in its capacity as issuer of letters of credit (“ISSUING BANK”); and WILMINGTON TRUST COMPANY, PNC BANK, NATIONAL ASSOCIATION, and WILMINGTON SAVINGS FUND SOCIETY, FSB (collectively, “LENDERS”).

RECITALS

The BORROWERS, the AGENT, the ISSUING BANK and the LENDERS are parties to that certain Credit Agreement executed February 17, 2004 and effective as of February 19, 2004, as previously amended (“CREDIT AGREEMENT”), pursuant to which the LENDERS and the ISSUING BANK are providing to the BORROWERS certain credit facilities (“CREDIT FACILITIES”).

The BORROWERS’ repayment obligations in connection with the CREDIT FACILITIES are evidenced by: (a) the Second Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Forty-Four Million Three Hundred Twenty-One Thousand Four Hundred Twenty-Four Dollars ($44,321,424.00) from the BORROWERS to the order of Mercantile-Safe Deposit and Trust Company effective as of April 30, 2007 (“PNC NOTE”); (b) the Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Seventeen Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Six Dollars ($17,142,856.00) from the BORROWERS to the order of Wilmington Trust Company effective as of February 19, 2004 (“WILMINGTON TRUST NOTE”); and (c) the Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Fourteen Million Two Hundred Eighty-Five Thousand Seven Hundred Twenty Dollars ($14,285,720.00) from the BORROWERS to Wilmington Savings Fund Society, FSB effective as of August 5, 2005 (“WILMINGTON SAVINGS NOTE”).

As used herein the term “LOAN DOCUMENTS” means collectively the CREDIT AGREEMENT, the PNC NOTE, the WILMINGTON TRUST NOTE, the WILMINGTON SAVINGS NOTE and all other documents evidencing the obligations in connection with the CREDIT FACILITIES.

The BORROWERS, the AGENT, the LENDER and the ISSUING BANK have agreed to modify certain financial covenants contained in the CREDIT AGREEMENT and are entering into this AMENDMENT in order to accomplish such modifications.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Recitals. The parties acknowledge the accuracy of the above recitals and hereby incorporate the recitals into this AMENDMENT.

Section 2. Amendment to Credit Agreement. Effective as of the date of this AMENDMENT, the CREDIT AGREEMENT is hereby amended as follows:

a. Amended Definition. The definition of “CONSOLIDATED DEBT SERVICE” contained in Article 1 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Consolidated Debt Service. The term “CONSOLIDATED DEBT SERVICE” means for any period of four (4) consecutive fiscal quarters, the amount of cash interest expense and payments of principal (excluding (a) payments of principal made on any LOANS or on account of principal under any other revolving credit facilities, and (b) payments of principal and interest required to be made to Southwestern Illinois Development

Authority in connection with the credit facility described in the Loan Agreement dated May 1, 1996 between Gateway International Motorsports Corporation and Southwestern Illinois Development Authority) required to be paid by the BORROWERS during such period, all determined on a consolidated basis in accordance with G.A.A.P.

b. Section 5.18. Section 5.18 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.18. Tangible Net Worth. The BORROWERS shall maintain a CONSOLIDATED TANGIBLE NET WORTH of not less than Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000.00); provided, however, the amount of CONSOLIDATED TANGIBLE NET WORTH required to be maintained pursuant to this Section shall increase as of December 31st of each year by an amount equal to twenty-five percent (25%) of the aggregate positive CONSOLIDATED NET INCOME of the BORROWERS for the FISCAL YEAR ending on such December 31st, as evidenced by the BORROWERS’ audited financial statements for such FISCAL YEAR which are delivered to the AGENT pursuant to Section 5.12.2 hereof. There shall be no decrease in the amount of the required CONSOLIDATED TANGIBLE NET WORTH for any negative CONSOLIDATED NET INCOME of the BORROWERS.

Section 3. Other Terms. Except as specifically modified herein, all other terms and provisions of the CREDIT AGREEMENT and all other documents evidencing or otherwise documenting the terms and provisions of the credit facilities being provided by the LENDERS and the ISSUING BANK to the BORROWERS remain in full force and effect and are hereby ratified and confirmed.

Section 4. Choice of Law. The laws of the State of Maryland (excluding, however, conflict of law principals) shall govern and be applied to determine all issues relating to this AMENDMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this AMENDMENT.

Section 5. Delivery by Telecopier. This AMENDMENT may be delivered by telecopier and a facsimile of any party’s signature hereto shall constitute an original signature for all purposes.

Section 6. Counterparts. This AMENDMENT may be executed in counterparts each of which shall be binding upon the signatories but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT with the specific intention of creating a document under seal.

BORROWERS:

DOVER MOTORSPORTS, INC., A Delaware Corporation

By:	/s/ Thomas G. Wintermantel (SEAL)
Name: Thomas G. Wintermantel Title: Treasurer & Asst. Secretary

DOVER INTERNATIONAL SPEEDWAY, INC., A Delaware Corporation

By:	/s/ Thomas G. Wintermantel (SEAL)
Name: Thomas G. Wintermantel Title: Treasurer & Asst. Secretary

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, An Illinois Corporation

By:	/s/ Thomas G. Wintermantel (SEAL)
Name: Thomas G. Wintermantel Title: Treasurer & Asst. Secretary

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, A Tennessee Corporation

By:	/s/ Thomas G. Wintermantel (SEAL)
Name: Thomas G. Wintermantel Title: Treasurer & Asst. Secretary

NASHVILLE SPEEDWAY USA, INC., A Tennessee Corporation

By:	/s/ Thomas G. Wintermantel (SEAL)
Name: Thomas G. Wintermantel Title: Treasurer & Asst. Secretary

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer (SEAL)
Name: C. Douglas Sawyer Title: Sr. Vice President

LENDERS:

WILMINGTON TRUST COMPANY

By:	/s/ Michael B. Gast (SEAL)
Name: Michael B. Gast Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer (SEAL)
Name: C. Douglas Sawyer Title: Sr. Vice President

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ M. Scott Baylis (SEAL)
Name: M. Scott Baylis Title: Sr. Vice President

ISSUING BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer (SEAL)
Name: C. Douglas Sawyer Title: Sr. Vice President

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